                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       ANCHOR GLASS CONTAINER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         [ANCHOR GLASS CONTAINER LOGO]


                       ANCHOR GLASS CONTAINER CORPORATION
                                ONE ANCHOR PLAZA
                            4343 ANCHOR PLAZA PARKWAY
                            TAMPA, FLORIDA 33634-7513

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

         Notice is hereby given that the 2002 Annual Meeting of the Stockholders of Anchor Glass Container Corporation will be held at our executive offices at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513, on Friday, April 19, 2002 at 10:00 a.m., local time, for the following purposes:

              - To elect, by a vote of the common stockholders, fifteen directors (the "Common Stock Directors"), five of which are to be classified as "Class One Directors," five of which are to be classified as "Class Two Directors" and five of which are to be classified as "Class Three Directors;"

              - To elect, by a vote of the Series A Preferred stockholders, five directors (the "Series A Preferred Stock Directors"); and

              - To transact any other business as may properly come before the meeting and any adjournment or postponement thereof.

         Stockholders of record at the close of business on March 8, 2002 will be entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting

         THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF THE NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD FOR COMMON STOCK DIRECTORS.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF COMMON SHARES YOU OWN. WE URGE YOU TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD, IN THE ENCLOSED ENVELOPE, AS PROMPTLY AS POSSIBLE, SO THAT YOUR SHARES OF COMMON STOCK WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE BOARD OF DIRECTORS OF ANCHOR GLASS CONTAINER CORPORATION WILL NOT BE SOLICITING PROXIES FOR THE ELECTION OF DIRECTORS BY THE HOLDERS OF THE SERIES A PREFERRED STOCK.

                                         By order of the Board of Directors,


                                         /s/ C. Kent May

March 15, 2002
                                         C. Kent May
                                         Secretary

                       ANCHOR GLASS CONTAINER CORPORATION
                                 PROXY STATEMENT

TABLE OF CONTENTS
         Questions And Answers About The Annual Meeting...................     2

         Proposal 1:  Election of Directors...............................     7

         Information About the Directors..................................    11

         Executive Compensation...........................................    13

         Report of the Compensation Committee.............................    13

         Security Ownership of Certain Beneficial Owners and Management...    17

         Certain Relationships and Related Transactions...................    20

         Report of the Audit Committee....................................    23

         Independent Auditors.............................................    23

         Additional Meeting Information...................................    24

         Appendix A:  Audit Committee Charter

         The enclosed proxy is being solicited by the Board of Directors of Anchor Glass Container Corporation ("Anchor" or the "Company") for the 2002 Annual Meeting of Stockholders or at any postponement or adjournment of the meeting, for the purposes set forth in "Notice of Annual Stockholders' Meeting." The meeting date, the record date and the procedures of the annual meeting are being conducted pursuant to a court order of the Court of Chancery of the State of Delaware.

         Copies of this proxy statement were first available to stockholders on or about March 20, 2002.

ATTENDING THE ANNUAL MEETING

         The annual meeting will be held at our executive offices at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513, on Friday, April 19, 2002, at 10:00 a.m., local time. When you arrive at our offices, signs will direct you to the appropriate location. Please note that the doors to the meeting will not open until 9:30 a.m.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF THE NOMINEES NAMED IN THE ENCLOSED WHITE PROXY CARD FOR COMMON STOCK DIRECTORS.

                              QUESTIONS AND ANSWERS
                            ABOUT THE ANNUAL MEETING

         WHO IS SOLICITING MY VOTE?

         The board of directors of Anchor is soliciting your vote at the 2002 Annual Meeting of Anchor's Stockholders.

         WHAT WILL THE COMMON STOCKHOLDERS BE VOTING ON?

              -   Election of fifteen directors.

              -   Any other business properly brought before the meeting.

         WHY ARE FIFTEEN DIRECTORS BEING ELECTED?

         Anchor's Board of Directors has fifteen director seats elected by the common stockholders which are classified into three classes, each with five members and with terms to expire at successive annual meetings. Because there has not been an annual meeting of stockholders during the past three years, and according to an order of the Court of Chancery of the State of Delaware, Anchor has been ordered to hold an annual meeting at which all fifteen directors will be elected. The five nominees in each class who receive the highest number of affirmative votes will be elected.

         HOW MANY VOTES DO I HAVE?

         You will have one vote for every share of Anchor common stock you owned on March 8, 2002, the record date.

         HOW MANY VOTES CAN BE CAST BY COMMON STOCKHOLDERS?

         As of March 8, 2002 there were 3,357,825 shares of Anchor common stock outstanding, each with one vote per share.

         HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

         Pursuant to the terms of the court order, the shares of stock represented in person or by proxy and entitled to vote at the annual meeting will constitute a quorum, notwithstanding any provision of the certificate of incorporation or bylaws.

         HOW DOES THE BOARD RECOMMEND THAT I VOTE?

         The Board recommends a vote FOR each of the nominees listed on the enclosed WHITE proxy card.

         WHO ARE ANCHOR'S LARGEST COMMON STOCKHOLDERS?

         Of the total number of common shares outstanding as of March 8, 2002, Mr. J. Ghaznavi, a director, is deemed to beneficially own approximately 27.1% through shares he owns directly and indirectly through G&G Investments, Inc. Consumers U.S., Inc., which is controlled by Consumers Packaging Inc., owns approximately 26.9%. Consumers Packaging Inc. has filed for protection under the Canadian Companies' Creditors Arrangement Act and is controlled by a trustee. Mr. Mackey, one of our directors, is deemed to beneficially own approximately 12.5% through CoMac Partners, L.P., Co Mac International N.V., Co Mac Opportunities Fund, L.P. and CoMac Endowment Fund, L.
P. Mr. Boas, one of our directors, is deemed to beneficially own approximately 7.5% through Carl Marks Strategic Investments, L.P., Carl Marks Strategic Investments II, L.P., Carl Marks Foundation, Inc. and shares he owns directly. Mr. Ruocco, one of our directors, is deemed to beneficially own approximately 7.3% through Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Investments II, L.P.

         HOW DO I VOTE?

         To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. You can vote either in person at the annual meeting or by proxy without attending the annual meeting.

         To vote by proxy, you must fill out the enclosed WHITE proxy card, date and sign it, and return it in the enclosed postage-paid envelope. The Board recommends a vote for the election of its nominees on the enclosed WHITE proxy card.

         If you want to vote in person at the annual meeting, and you hold your Anchor stock through a securities broker, that is, in street name, you must obtain a proxy from your broker and bring that proxy to the annual meeting.

         CAN I CHANGE MY VOTE?

         Yes. You have the right to revote your proxy at any time before the meeting by:

              - returning a proxy card with a later date, including a proxy being solicited by someone other than the Board of Directors;

              - sending a written notice of revocation to Anchor's Secretary at the address on the cover of this proxy statement; or,

              -   by attending the annual meeting and voting in person.

         WHAT IF I DO NOT VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

         If you return a proxy card without indicating your vote, your shares will be voted FOR the nominees listed on the card.

         WHAT IF I VOTE "ABSTAIN"?

         A vote to "abstain" on any matter will have the effect of a no vote.

         CAN MY SHARES BE VOTED IF I DO NOT RETURN THE ENCLOSED WHITE PROXY CARD OR ANY OTHER PROXY CARD THAT I HAVE RECEIVED AND DO NOT ATTEND THE ANNUAL MEETING?

         If you do not vote your shares held in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting.

         If your broker does not have discretion to vote your shares held in street name on a particular proposal and you do not give your broker instructions on how to vote your shares, the votes will be broker non-votes, which will have no effect on the vote for any matter scheduled to be considered at the annual meeting.

         If you do not vote the shares held in your name, your shares will not be counted.

         COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

         We do not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, your proxy card gives the proxy holders named therein the authority to vote on those matters in their discretion.

         CAN I GIVE MY PROXY TO MORE THAN ONE PERSON?

         No. You may only submit one valid proxy card with the name of one or more persons to vote your shares of common stock at the annual meeting. If you return more than one proxy card, the latest dated proxy card will be voted and all other proxies will be revoked.

         WHAT HAPPENS IF THE ANNUAL MEETING IS POSTPONED OR ADJOURNED?

         If the annual meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. The annual meeting may not be postponed or adjourned without a further order from the court.

         HOW DO I GAIN ENTRY TO THE ANNUAL MEETING?

         You will need photo identification and proof of ownership of Anchor stock to be admitted to the annual meeting. If you are a stockholder of record, your name will be on our stockholder list. If your shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. We will admit you only if we are able to verify that you are an Anchor stockholder.

         WHY ARE FIVE ADDITIONAL DIRECTORS BEING ELECTED BY THE SERIES A PREFERRED STOCKHOLDERS?

         Under the terms of the Series A Preferred stock, the Series A Preferred stockholders have been vested with the special voting power to elect directors. As of March 31, 2000 when dividends payable on shares of Series A Preferred stock were in arrears and unpaid for twelve quarters, the holders of the Series A Preferred stock became entitled to elect five directors. The Series A Preferred stockholders will vote separately as a class.

         HOW DO SERIES A PREFERRED STOCKHOLDERS VOTE?

         Anchor will not be soliciting proxies in connection with the election of the five Series A Directors. In order to vote, holders of the Series A Preferred stock must be present in person or by representative at the Annual Meeting. If you hold Series A Preferred stock in addition to your shares of common stock, you will receive a separate letter describing your rights as a Series A Preferred stockholder.

         HOW MANY VOTES CAN BE CAST BY SERIES A PREFERRED STOCKHOLDERS?

         As of March 8, 2002 there were 2,239,320 shares of Series A Preferred stock outstanding, each with one vote per share in the election of the Series A Directors.

VOTING INFORMATION

RECORD DATE AND SHARE OWNERSHIP

         Only stockholders of record on Anchor's books at the close of business on March 8, 2002 will be entitled to vote at the annual meeting. Presence in person or by proxy of any shares of common stock will constitute a quorum. Ordinarily, under the terms of Anchor's bylaws, a majority of the outstanding common stock in person or by proxy is required to conduct business at an annual meeting. However, the 2002 annual meeting is being held pursuant to an order of the Court of Chancery of the State of Delaware, and Anchor has been ordered to hold this meeting regardless of the number of shares represented at the annual meeting. As of the close of business on March 8, 2002, the Company had 3,357,825 outstanding shares of common stock and 2,239,320 shares of Series A Preferred stock. Copies of this proxy statement were first available to stockholders on March 20, 2002.

VOTING

         To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Stockholders may vote by mail, using the enclosed WHITE proxy card.

         If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, will be superseded by the vote that you cast at the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

SUBMITTING AND REVOKING YOUR PROXY

         If you properly complete and submit your proxy, the shares represented by your proxy will be voted at the annual meeting in accordance with your instructions. If you submit the enclosed WHITE proxy card by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR SET FORTH IN "PROPOSAL 1: ELECTION OF DIRECTORS".

         In addition, if any other matters properly come before the annual meeting, the persons named as proxies will vote on these such matters in accordance with their best judgment. As of the date of this proxy statement, Anchor has not received notice of other matters that may properly be presented at the annual meeting. Fifteen directors will be elected at the annual meeting by the holders of the common stock and the Board has nominated only thirteen persons. Accordingly, the persons named as proxies will have the discretion to vote your shares for two additional nominees if they determine to do so in their judgment. You may revoke your proxy at any time prior to the start of the annual meeting by:

              - returning a proxy card with a later date, including a proxy being solicited by someone other than the Board of Directors;

              - sending a written notice of revocation to Anchor's Secretary at the address on the cover of this proxy statement; or,

              -   by attending the annual meeting and voting in person.

         Each share of Anchor common stock outstanding on the record date will be entitled to one vote on all matters. The five nominees in each class who receive the highest number of affirmative votes will be elected. For the purpose of determining whether matters other than the election of directors have been approved by the stockholders, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether that matter has been approved by stockholders.

PROPOSAL 1:  ELECTION OF DIRECTORS

         Unless otherwise marked, all proxies, returned on the enclosed WHITE proxy card, will be voted FOR the election of each nominee named in this section. Each current director has been nominated by the Board for reelection. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the proxies may be voted either (i) for a substitute nominee designated by the present Board of Directors to fill the vacancy or (ii) for the balance of the nominees, leaving a vacancy. The Board of Directors has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director.

         The Board of Directors is divided into three classes. The term of Directors of the first, second and third class will expire at the first, second and third annual meeting after their election, respectively, or until their successors, if any, are elected and appointed. Set forth below are the names and biographical information for each of the nominees. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

         If you do not wish your shares of common stock to be voted for particular nominees, you may so indicate on the enclosed proxy card. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitutes proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.


NOMINEES FOR CLASS ONE DIRECTORS - TERM EXPIRING AT THE FIRST ANNUAL MEETING OF STOCKHOLDERS HELD AFTER THE 2002 ANNUAL MEETING:

CHRISTOPHER M. MACKEY                 Mr. Mackey has been President and Co-Chairman of the Board of
42 years old                          Directors of CMS Advisors, Inc., an investment company, since 1992.
Director since 1998

C. KENT MAY                           Mr. May became Vice President, General Counsel and Secretary of the
62 years old                          Company in March 1997. He became Senior Vice President in June 1997
Director since 1997                   and in September 2001 his title was changed to Senior Vice President,
                                      Counsel and Secretary.  Mr. May served as a director of Consumers
                                      Packaging Inc. from 1993 through September 10, 2001 and served as
                                      General Counsel from 1997 through September 10, 2001 and Secretary from 1999 through September 10, 2001.  Mr. May has been an associate, partner or member of the law firm of Eckert Seamans Cherin & Mellott,
                                      LLC since 1964, and served as the managing partner of such firm from
                                      1991 to 1996.

ROBERT C. RUOCCO                      Since 1993, Mr. Ruocco has served as general partner for Carl Marks
43 years old                          Management Company, L.P., an investment advisor for private
Director since 1998                   investment partnerships and managed accounts.  He also serves as a member of the board of directors of Tejon Ranch Company.

NOMINEES FOR CLASS TWO DIRECTORS - TERM EXPIRING AT THE SECOND SUCCESSIVE ANNUAL MEETING OF STOCKHOLDERS HELD AFTER THE 2002 ANNUAL MEETING:

PATRICK T. CONNELLY                   Mr. Connelly has been Chief Financial Officer of Ghaznavi
49 years old                          Investments, Inc. since 1995 and Chief Financial Officer of G&G
Director since 2000                   Investments, Inc. since 1998.

ROGER L. ERB                          Mr. Erb became Senior Vice President-Operations of the Company in
59 years old                          October 1997 and Executive Vice President-Operations in September
Director since 2000                   2001.  From September 1995 until June 1997, Mr. Erb was Senior Vice
                                      President of Technical Services at Ball-Foster. Prior thereto, he was employed at Foster-Forbes, serving as Senior Vice President of
                                      Technical Services from June 1994 to September 1995, Senior Vice
                                      President of Operations from January 1993 to June 1994, and Vice
                                      President of Technical Services prior to 1993.

DAVID T. GUTOWSKI                     Mr. Gutowski became Vice President-Administration in March 1997 and
54 years old                          Senior Vice President-Administration in June 1997. He served as Vice
Director since 1997                   President, Finance and Chief Financial Officer of Consumers Packaging
                                      Inc. from December 1999 to September 2000. He served as a director of
                                      Consumers Packaging Inc. from 1993 until September 2001. Mr. Gutowski served as Treasurer of G&G Investments, Inc. from 1988 until
                                      September 2001.

AHMAD GHAZNAVI                        Mr. A. Ghaznavi joined the Company in 1997 as Manager of Special
31 years old                          Projects. From 1998 through 1999, he was Director of Sales
Director since 2000                   Administration and became Vice President of Sales Administration in
                                      February 2000. From August 2000 until September 2001, he has been
                                      Vice President - Hiram Walker Sales. Since September 2001 he has been
                                      Vice President - Liquor Product Management. Mr. A. Ghaznavi is the
                                      son of Mr. J. Ghaznavi.

M. WILLIAM LIGHTNER, JR.              Mr. Lightner retired as the Chief Financial Officer of the Company in
67 years old                          September 2000. He joined Anchor in January 1997 as Vice President,
Director since 1997                   Treasurer and Chief Financial Officer.  He became Vice
                                      President-Finance in March 1997 and Senior Vice President-Finance in
                                      June 1997.  In January 1999, he became Senior Vice President and
                                      Chief Financial Officer. From July 1994 until 1999, Mr. Lightner was
                                      Vice President, Finance and Chief Financial Officer of Consumers
                                      Packaging Inc.  From 1989 to 1992, Mr. Lightner served as Chairman of
                                      MICA Resources, a privately held aluminum processor and brokerage company.  Mr. Lightner was a partner with Arthur Andersen & Co. from
                                      1969 to 1989. He is currently a director of Azco Mining Inc.

NOMINEES FOR CLASS THREE DIRECTORS - TERM EXPIRING AT THE THIRD SUCCESSIVE ANNUAL MEETING OF STOCKHOLDERS HELD AFTER THE 2002 ANNUAL MEETING:

RICHARD M. DENEAU                     Mr. Deneau assumed his duties as President and Chief Operating
55 years old                          Officer of the Company in July 1997.  From January 1996 until June
Director since 1998                   1997, Mr. Deneau was Senior Vice President and Chief Operating
                                      Officer of Ball-Foster. From October 1992 to January 1996, he was
                                      Senior Vice President in charge of domestic beverage can operations of American National Can Company. Prior to October 1992, Mr. Deneau
                                      was Senior Vice President of Sales at American National Can
                                      Company's Foster-Forbes division, the predecessor of Ball-Foster.

PAUL H. FARRAR                        Mr. Farrar has served as a director of Consumers Packaging Inc. since
67 years old                          1994.  Mr. Farrar was Chairman and a director of Canadian Airlines
Director since 1997                   Corporation until his resignation from that position in mid 2000. He remains Chairman of Adelaide Capital Corporation, an investment company, a position he has held since 1994. He served as Senior Vice
                                      President of Canadian Imperial Bank of Commerce, a Canadian
                                      chartered bank from 1986 to December 1993. He currently serves as a director of Aluma Enterprises Inc.

STEVEN J. FRIESEN                     Mr. Friesen was Vice Chairman of G&G Investments, Inc. from September
56 years old                          1997 until May 2001.  For the two years prior to joining G&G
Director since 1998                   Investments, Inc., he was an independent consultant and managed his own investments.  Prior thereto he was Chief Executive Officer of
                                      Foster-Forbes.

JOHN J. GHAZNAVI                      Mr. J. Ghaznavi became Chairman of the Board and Chief Executive
66 years old                          Officer of the Company in January 1997.  He was removed from that
Director since 1997                   position by a vote of the majority of the members of the Board of
                                      Directors of Anchor in September 2001. He has been Chairman and Chief
                                      Executive Officer G&G Investments, Inc. since 1987. Mr. Ghaznavi has been a director of Glenshaw Glass Company since 1988 and became the owner of Glenshaw in February 2002. He has been Chairman and Chief
                                      Executive Officer and a director of Consumers Packaging Inc. since
                                      1993. Mr. Ghaznavi resigned as Chief Executive Officer of Consumers
                                      Packaging Inc. in March 2001. Mr. J. Ghaznavi is the father of Mr. A.
                                      Ghaznavi.

JONATHAN K. HERGERT                   Mr. Hergert has been an associate, partner or member of the law firm
58 years old                          of Eckert Seamans Cherin & Mellott, LLC since 1977.
Director since 2000

         Messrs. Connelly, Deneau, Erb, Farrar, Friesen, A. Ghaznavi, J. Ghaznavi, Gutowski, Hergert, Lightner and May were named as defendants in a stockholder derivative action. On October 13, 2000, CoMac Partners, L.P., CoMac Endowment Fund, L.P., CoMac Opportunities Fund, L.P., CoMac International, N.V., Carl Marks Strategic Investments, LP, Carl Marks Strategic Investments II, LP, Varde Partners, L.P., Varde Fund (Cayman) Ltd., Pequod Investments, L.P., Pequod International Ltd., Cerberus Partner L.P. and Cerberus International Ltd. (collectively, the "Plaintiffs"), commenced a stockholder derivative action against these directors and certain officers and related entities in The Court of Chancery of the State of Delaware in and for New Castle County. The action seeks recovery to Anchor, which is named as a party to the action in the capacity of a nominal defendant, for damages Plaintiffs allege Anchor suffered through breach of fiduciary duties, unjust enrichment and usurpation of corporate opportunity of Anchor.

SERIES A PREFERRED STOCK DIRECTORS

         Pursuant to the terms of the Series A Preferred stock, the Series A Preferred stockholders have been vested with the special voting power to elect five directors. As of March 31, 2001, when dividends payable on shares of Series A Preferred were in arrears and unpaid for twelve quarters, the holders of the Series A Preferred stock became entitled to elect five directors. On April 5, 2001, the holders of a majority of the shares of Series A Preferred stock, acting by written consent, elected Joel A. Asen, Andrew M. Boas, Paul J. Coughlin III, Eugene I. Davis and Irwin Nathanson to the Board of Directors. On April 24, 2001, Mr. Asen resigned as a director. This special right of the holders of Series A Preferred stock to elect five directors continues until all dividends in arrears on the Series A Preferred stock have been paid in full, at which time the right terminates. Except for the foregoing, the holders of Series A Preferred stock have no voting rights.

         Any holder of record of Series A Preferred stock may nominate director candidates to be elected by a vote of the Series A Preferred stockholders, at any time, up until the vote of the Series A Preferred Stock Directors at the annual meeting. A valid nomination must include, as to each person nominated, the name, age and business address of such nominee, the principal occupation or employment of such nominee and the signed consent of each nominee to serve as a director of Anchor if so elected. SERIES A PREFERRED STOCKHOLDERS, ENTITLED TO VOTE AT THE ANNUAL MEETING MUST BE PRESENT IN PERSON OR BY HIS, HER OR ITS REPRESENTATIVE. Ballots for the vote of the five Series A Preferred Stock Directors will be distributed at the annual meeting. If your Series A Preferred shares are held for you by a broker, bank or other holder of record, you must request a legal proxy from your broker in order to vote in person at the meeting.

         THE BOARD OF DIRECTORS OF ANCHOR HAS NOT NOMINATED ANY PERSON TO SERVE AS A SERIES A PREFERRED STOCK DIRECTOR AND IS NOT SOLICITING PROXIES FOR THE ELECTION OF SERIES A PREFERRED STOCK DIRECTORS.

         Set forth below are the names and the biographical information for each of the Series A Preferred Stock Directors as of March 15, 2002.

ANDREW M. BOAS                        Mr. Boas has served as a Co-President of Carl Marks & Co. Inc, since
46 years old                          1982.  He also serves as a member of the board of directors for
Director since 2001                   Thousand Trails, Inc. and Seneca Foods Corporation.

PAUL J. COUGHLIN III                  Mr. Coughlin is the founder of Longroad Asset Management, LLC. He was
37 years old                          a co-founder and general partner of CoMac Partners L.P. and its
Director since 2001                   affiliates from 1992 through August 2001.  Mr. Coughlin also serves on the board of directors of PetraCorp Inc., Aluma Enterprises Inc.
                                      and Washington Aliminum Corp.

EUGENE I. DAVIS                       Mr. Davis is currently Chairman and Chief Executive Officer of
47 years old                          Pirinate Consulting Group, L.L.C.   He also serves on the board of
Director since 2001                   directors of CD Warehouse, Inc., Elder-Beerman Stores, Inc., Eagle
                                      Geophysical, Inc., COHO Energy Inc. and Murdock Communications
                                      Corporation.

IRWIN NATHANSON                       Mr. Nathanson was formerly the President of Trans World Products,
80 years old                          Inc. from 1975 through 1996 and director of Troy Mills, Inc.  He is
Director since 2001                   currently a retired investor.  Mr. Nathanson is a limited partner of
                                      Pequod Investments, L.P.

INFORMATION ABOUT THE BOARD OF DIRECTORS

         The business affairs of the Company are managed by the Board of Directors. Pursuant to Anchor's Restated Certification of Incorporation, as amended, since February 5, 2000, the Common Stock Directors have been divided into three classes, as nearly equal in number as possible. The term of Common Stock Directors of the first, second and third class elected at the annual meeting will continue until the first, second and third annual meeting after their election, respectively, and until their successors are duly elected and qualified. Thereafter, at each annual meeting, the number of Common Stock Directors constituting the class whose term has expired at the time of such meeting will be elected to hold office until the third succeeding annual meeting and until their successors are duly elected and qualified. Pursuant to Anchor's Bylaws, Common Stock Directors may be removed only with cause by the affirmative vote of the holders of 75% of the outstanding shares of the common stock.

         The foregoing provisions of Anchor's Restated Certification of Incorporation, as amended, and Bylaws are subject to the rights, if any, of any series of preferred stock of the Company to elect additional directors under circumstances specified in the Restated Certificate of Incorporation, including any certificate of designation, relating to such preferred stock. The Series A Preferred stockholders are entitled to elect five additional directors at the annual meeting.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held 16 meetings during 2001. In 2001, no member of the Board of Directors attended fewer than 75 % of the total number of Board meetings and meetings of committees on which he served during the period for which he served as a director.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors has no standing nominating committee.

         The Audit Committee provides oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports and accounting and financial reporting and practices. The Audit Committee has the power to recommend the retention of the independent auditors for Anchor and to consult with such independent auditors concerning the plan of audit, their report of audit and the adequacy of internal controls. See the discussion below under the heading "Report of the Audit Committee." The Audit Committee is currently composed of three directors, Paul
A. Farrar (Chairman), Steven J. Friesen and Christopher M. Mackey. Mr. Farrar and Mr. Mackey are "independent" in accordance with the Marketplace Rules of the NASD Manual. Until May 2001, Mr. Friesen was an employee of G&G Investments, Inc. and through that time was not "independent" within the meaning of Rule 4200. However, the Board of Directors has determined that Mr. Friesen's membership on the Audit Committee is required by the best interests of Anchor and its stockholders, based on his background and experience. The Audit Committee of the Board of Directors held eight meetings during 2001.

         The Compensation Committee reviews the compensation and benefit policies and practices of Anchor. The Compensation Committee is currently composed of two directors, John J. Ghaznavi and Richard M. Deneau. The compensation committee held no formal meetings in 2001; however, the members, from time to time, discussed compensation and benefits.

         In February and August 2001, respectively, the Board of Directors established two special committees, the Good Practices Committee and the Restructuring Committee. The Good Practices Committee was formed to review certain related party transactions involving the Company. Eugene I. Davis (Chairman) and Messrs. Farrar and Mackey are members of the committee. The committee held seven meetings in 2001. The Restructuring Committee was formed to oversee the Company's financial condition and proposals for restructuring the capital structure. Messrs. Davis (Chairman), Farrar and Nathanson were members of the committee. The committee held 17 meetings in 2001. In December 2001, the Board of Directors disbanded the Restructuring Committee and its responsibilities reverted to the Board.

COMPENSATION OF DIRECTORS

         Non-employee directors of the Company are entitled to receive an annual director's fee of $15,000. In addition, a fee of $750 is paid to non-employee directors for each director's meeting and Audit or Compensation Committee meeting, if applicable, attended unless more than one meeting is held on the same day, in which case the fee for attending each subsequent meeting is $500. Directors who are also employees of Anchor do not receive additional consideration for serving as directors, except that all directors are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at Board and committee meetings.

         The Chairman and the other members of the Good Practices Committee were entitled to receive a one-time retainer of $17,500 and $15,000, respectively, and a fee of $2,000 and $1,500, respectively, for each committee meeting attended.

         Members of the Restructuring Committee were entitled to receive $1,000 for participating in a telephonic committee meeting and $2,500 for attending a meeting in person. The committee members were also compensated an hourly fee of $500 for hours worked outside of meetings. The committee members worked 250 hours outside of meetings during 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The compensation committee is comprised of Messrs. J. Ghaznavi and Deneau. Mr. Ghaznavi is also a member of Consumers' compensation committee. Certain former members of Consumers' board of directors also serve as executive officers and/or directors of Anchor, including Messrs. J. Ghaznavi, Farrar, Gutowski and May. See "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         Mr. J. Ghaznavi, who served as Chairman and Chief Executive Officer from January 1, 2001 through September 5, 2001, received no compensation from Anchor in fiscal year 2001. Anchor has been a party to a management agreement with G&G whereby G&G provided specified managerial services for Anchor and has been entitled to receive an annual management fee of up to $3.0 million. G&G pays Mr. Ghaznavi for his services. Anchor accrued no fees for management services in 2001.

         Anchor also utilizes an annual incentive plan which is designed to compensate key managers and other salaried employees for performance with respect to planned business objectives. Under the terms of this plan, participants are compensated based on the achievement of predetermined goals of Anchor. No payments were made pursuant to this plan for fiscal year 2001.

                                          Submitted by the Compensation
                                            Committee of the Board:

                                          Richard M. Deneau
                                          John J. Ghaznavi


ANNUAL INCENTIVE PLAN

         The Anchor Glass Container Corporation Annual Incentive Plan is designed to compensate salaried employees of Anchor for performance with respect to planned business objectives. Participants are compensated based on the achievement of predetermined goals of Anchor. Plan participation is limited to salaried employees within the organization. Eligible participants are designated at the beginning of each fiscal year as approved by the Compensation Committee. The Plan began January 1, 1998. No payments were made pursuant to this plan for fiscal year 2001.

EMPLOYMENT CONTRACTS

         The Company does not, as a general rule, enter into employment agreements with its executive officers and/or other key employees.

EMPLOYEE PLAN

                  The Anchor Glass Container Corporation Executive/Key Employee Retention Plan covers approximately 47 employees, at the vice president or director levels. Under this plan, upon a change in control, as defined in the plan, if a participating employee is terminated by the Company without cause or terminates his or her employment with the Company for good reason (such as a reduction in base salary, a material change in position, duties or responsibilities, or a material change in job location), the Company is obligated to pay a severance benefit to such employee. If all participating employees were to be terminated by the Company without cause and/or were to terminate their employment with the Company for good reason, the aggregate amount of severance benefits payable by the Company under this plan would be $3.4 million. This plan expires October 2004.

SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding compensation awarded to, earned by or paid, during the three years ended December 31, 2001, to the Company's former Chief Executive Officer and each of the four other most highly compensated executive officers, serving as officers at the end of 2001.

                                                                                              All Other
                                                                                             Compensation
                                                             Annual Compensation             (2) (3) (4)
                                                             -------------------             -----------
                                                                                 Other (1)
                                                                                  Annual
     Name and Principal Position             Year       Salary        Bonus    Compensation
     ---------------------------             ----       ------        -----    ------------
John J. Ghaznavi                             2001      $     --      $   --      $     --      $     --
    Chairman, Chief Executive                2000            --          --        72,094            --
    Officer, until September 2001 (5)        1999            --          --            --            --

    ---------------------------------        ----      --------      ------      --------    ----------
Richard M. Deneau                            2001      $350,040      $   --      $     --      $ 10,200
    President, Chief Operating               2000       350,040          --        92,413         8,500
    Officer                                  1999       350,040          --            --         7,200

    ---------------------------------        ----      --------      ------      --------    ----------
Dale A. Buckwalter (6)                       2001      $217,550      $   --      $     --      $     --
    Executive Vice President and             2000        69,757          --        25,552            --
    Chief Financial Officer                  1999            --          --            --            --

    ---------------------------------        ----      --------      ------      --------    ----------
Roger L. Erb                                 2001      $250,080      $   --      $     --      $  9,646
    Executive Vice President-                2000       242,580          --        92,413         8,500
    Operations and Engineering               1999       219,245          --            --        20,701

    ---------------------------------        ----      --------      ------      --------    ----------
Darrin J. Campbell (7)                       2001      $210,452      $   --      $     --      $ 49,496
    Executive Vice President-                2000            --          --            --            --
    Sales and Asset Management               1999            --          --            --            --
    ---------------------------------        ----      --------      ------      --------    ----------

(1) Information provided in the column labeled "Other Annual Compensation" for 2000 includes (i) compensation associated with the 1999 Officer Stock Purchase Plan for: Mr. Deneau - $66,861 and Mr. Erb - $66,861 and (ii) compensation associated with the 2000 Executive Stock Purchase Plan for:
     Mr. Deneau - $25,552, Mr. Buckwalter - $25,552 and Mr. Erb - $25,552.

(2) Information provided in the column labeled "All Other Compensation" for 2001 represents the Company's contributions under the Company's 401(K) plan for: Mr. Deneau - $10,200 and Mr. Erb - $9,646 and includes moving expenses paid by the Company for: Mr. Campbell - $49,496.

(3) Information provided in the column labeled "All Other Compensation" for 2000 represents the Company's contributions under the Company's 401(K) plan for: Mr. Deneau - $8,500 and Mr. Erb - $8,500.

(4) Information provided in the column labeled "All Other Compensation" for 1999 includes moving expenses paid by the Company for: Mr. Erb - $13,837 and includes the Company's contributions under the Company's 401(K) plan for: Mr. Deneau - $7,200 and Mr. Erb - $6,864.

(5) Mr. J. Ghaznavi received no compensation from Anchor, other than as noted below. Anchor was a party to a Management Agreement with G&G whereby G&G provided specified managerial services for Anchor and was entitled to receive an annual management fee of up to $3.0 million. Per this agreement, the Company accrued $1.5 million in 2000 and 1999. The Company notified G&G that the agreement was terminated as of the beginning of January 2001 and the Company accrued no fees under the agreement in 2001. G&G has notified Anchor that it believes that the management agreement continues in full force and effect for another year. Compensation associated with the 1999 Officer Stock Purchase Plan for 2000 was $72,094.

(6)  Mr. Buckwalter became an executive officer in 2000.

(7)  Mr. Campbell became an executive officer in 2001.

DIRECTOR AND EMPLOYEE INCENTIVE STOCK OPTION PLAN OF CONSUMERS PACKAGING INC. AND OPTION GRANTS

         Consumers Packaging Inc. ("Consumers") indirectly owns 59.5% of Anchor on a fully-diluted basis. The Director and Employee Incentive Stock Option Plan, 1996, as amended, of Consumers, permits Consumers to grant options to purchase common shares of Consumers to directors and employees of Consumers and any subsidiary or affiliate, including Anchor. Options may be granted by Consumers to purchase an aggregate of 3,300,000 common shares of Consumers.

         In connection with its restructuring, Consumers requested to suspend trading of its common stock on the Toronto Stock Exchange (the "TSE") and, effective December 31, 2001, the TSE issued a trading halt. The closing price at the time of the trading halt was Cdn.$0.015 per share.

         Options granted by Consumers to salaried employees of Anchor and the original exercise price follows:

YEAR          OPTIONS GRANTED          ORIGINAL EXERCISE PRICE
2001                       --                      $ -- (Cdn.)
2000                  144,500                     $5.00 (Cdn.)
1999                  123,000                     $8.00 (Cdn.)
1998                   51,000                     $9.75 (Cdn.)
1997                1,066,500           $9.65 to $13.50 (Cdn.)

         There were no grants of options made during the fiscal year ended December 31, 2001 to the named executive officers named in the compensation table. Granted options have a term of ten years and vest one third each year over a three-year period. At the Annual Shareholders Meeting of Consumers in June 1999, the Director and Employee Incentive Stock Option Plan was amended whereby the exercise price of certain outstanding stock options issued under the plan for which the current exercise price exceeded Cdn.$8.00, other than for those options owned by Mr. J. Ghaznavi and his associates, were reduced to an exercise price of Cdn.$8.00.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

         The following table summarizes details of all exercises of stock options during the fiscal year ended December 31, 2001 by each of the officers named below and the fiscal year end value of unexercised options.

                                                                     NUMBER OF          VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                              SHARES                            AT FISCAL YEAR-END     AT FISCAL YEAR-END (2)
                            ACQUIRED ON    AGGREGATED VALUE        EXERCISEABLE/            EXERCISEABLE/
            NAME             EXERCISE          REALIZED          UNEXERCISEABLE(1)         UNEXERCISEABLE
            ----             --------          --------          -----------------         --------------
John J. Ghaznavi                --                --               1,588,126/--                 --/--
Dale A. Buckwalter              --                --                   --/--                    --/--
Richard M. Deneau               --                --              138,334/11,666                --/--
Roger L. Erb                    --                --               98,334/11,666                --/--
Darrin J. Campbell              --                --                   --/--                    --/--

(1)  Options for common shares of Consumers.

(2) Value of unexercised options calculated using the closing price for common shares of Consumers on the TSE on December 31, 2001, less the exercise price.

STOCK PERFORMANCE GRAPH

         There is no established public trading market for any of Anchor's common stock or Series A Preferred stock and trading is very limited. The following graph compares the cumulative total return on the common stock, the S&P 500 Index and the Russell 1000 index for the four years ended December 31, 2001. The graph and chart assume that $100 was invested on December 31, 1997 with dividends, if any, reinvested. The total stockholder returns are not necessarily indicative of future returns.


                                  [LINE GRAPH]

                           12/31/1997     12/31/1998     12/31/1999     12/31/2000     12/31/2001
                           ----------     ----------     ----------     ----------     ----------
Anchor                       100.00         100.00           4.00           1.20           1.00
S & P 500 Index              100.00         126.67         151.40         136.05         118.31
Russell 1000 Index           100.00         125.12         149.47         136.26         117.74

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS OF ANCHOR

         The following table sets forth information with respect to the beneficial ownership of Anchor's common stock and Series A Preferred stock as of February 28, 2002 by:

              - each person who is known by Anchor to beneficially own 5% or more of the common stock or Series A Preferred stock;

              -   each Director of Anchor;

              - Anchor's executive officers named in the Summary Compensation Table and all current Directors and executive officers of Anchor as a group.

         Prior to February 5, 2000, the common stock consisted of three classes:
Classes A, B and C. The number of shares in the table is rounded to the nearest whole share and the percentages are rounded to the nearest tenth of a percent.

         Unless otherwise indicated in the footnotes to the table, each stockholder has sole voting and investment power with respect to shares beneficially owned and all addresses are in care of Anchor. All primary share amounts and percentages reflect beneficial ownership determined pursuant to Rule 13d-3 under the Exchange Act, and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into common stock at the option of the holder currently or within 60 days of February 28, 2002 and that no other stockholder so converts. All fully diluted share amounts and percentages reflect beneficial ownership of common stock determined on a fully diluted basis. All information with respect to beneficial ownership has been furnished by the respective director, executive officer or stockholder, as the case may be, as of February 28, 2002.

                                                   AMOUNT AND NATURE OF BENEFICIAL
                                                              OWNERSHIP                            PERCENT OF CLASS
                                                              ---------                            ----------------
                                                                           Common Stock                    Common Stock
                                                              Series A      (assuming                       (assuming
                                                Common        Preferred        full             Common         full
                                                 Stock          Stock       conversion)         Stock       conversion)
                                                 -----          -----       -----------         -----       -----------
NAME                                                                 --
DIRECTORS AND EXECUTIVE OFFICERS:                                    --
John J. Ghaznavi (1)                            911,437              --         911,437            27.1             2.7
Richard M. Deneau (2)                                --              --              --              --              --
Andrew M. Boas (3)                              251,603         276,633       1,404,241            31.1             4.2
Dale A. Buckwalter                                   --              --              --              --              --
Darrin J. Campbell                                   --              --              --              --              --
Patrick T. Connelly (4)                              --              --              --              --              --
Paul J. Coughlin III                                 --              --              --              --              --
Eugene I. Davis                                      --              --              --              --              --
Roger L. Erb (5)                                     --              --              --              --              --
Paul H. Farrar (6)                                   --              --              --              --              --
Steven J. Friesen                                    --              --              --              --              --
Ahmad Ghaznavi (7)                                   --              --              --              --              --
David T. Gutowski (8)                                --              --              --              --              --
Jonathan K. Hergert                                  --              --              --              --              --
M. William Lightner (9)                              --              --              --              --              --
Christopher M. Mackey (10)                      421,049         461,465       2,343,933            44.4             6.9
C. Kent May (11)                                     --              --              --              --              --
Irwin Nathanson                                      --              --              --              --              --
Robert C. Ruocco (12)                           243,904         268,198       1,361,396            30.4             4.0
                                              ---------       ---------    ------------         -------    ------------
ALL DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP (22 PERSONS) (13)                  1,584,502         738,552       4,661,915           72.46            13.8
                                              ---------       ---------    ------------         -------    ------------
GREATER THAN FIVE PERCENT STOCKHOLDERS:
Anchor Glass Container Corporation                                   --
Service Retirement Plan (14)                         --                       1,500,000            30.9             4.4
Consumers U.S., Inc. (15)                       902,615              --      20,126,406            89.1            59.5
G&G Investments, Inc. (16)                      525,000              --         525,000            15.6             1.6

(1) Mr. J. Ghaznavi beneficially owns 911,437 shares of Anchor common stock directly and indirectly through G&G Investments, Inc. Through G&G, Ghaznavi Canada, Inc. and other affiliates, he beneficially owns 23,621,745 common shares of Consumers, including 1,588,126 shares issuable upon the exercise of currently exercisable options. Mr. Ghaznavi is the controlling shareholder of G&G. Prior to May 2001 when Consumers filed for protection under the Canadian Companies' Creditors Arrangement Act, G&G was also deemed through its ownership of Consumers to beneficially own shares of the common stock owned by Consumers U.S. See footnote (16).

(2) Mr. Deneau beneficially owns 138,334 common shares of Consumers issuable upon the exercise of currently exercisable options.

(3) Includes 1,152,638 shares issuable upon conversion of 276,633 shares of Series A Preferred stock. Mr. Boas has beneficial ownership of 246,966 shares of common stock, 271,555 shares of Series A Preferred stock through Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Investments II, L.P. Mr. Boas may be deemed to share voting (as applicable) and investment power with respect to such shares. Pursuant to Rule 13d-4 under the Securities Act, Mr. Boas disclaims beneficial ownership of such shares. The address for this stockholder is c/o Carl Marks Management Co., 135 East 57th Street, New York, New York 10022.

(4)  Mr. Connelly beneficially owns 10,500 common shares of Consumers.

(5) Mr. Erb beneficially owns 124,294 common shares of Consumers, including 98,334 shares issuable upon the exercise of currently exercisable options.

(6) Mr. Farrar beneficially owns 25,000 common shares of Consumers upon the exercise of currently exercisable options.

(7) Mr. A. Ghaznavi beneficially owns 16,192 common shares of Consumers, including 5,000 shares issuable upon the exercise of currently exercisable options.

(8) Mr. Gutowski beneficially owns 177,552 common shares of Consumers, including 130,000 shares issuable upon the exercise of currently exercisable options.

(9) Mr. Lightner beneficially owns 136,152 common shares of Consumers, including 95,000 shares issuable upon the exercise of currently exercisable options.

(10) Includes 1,922,771 shares issuable upon conversion of 461,465 shares of Series A Preferred stock and 113 shares issuable upon the exercise of certain currently exercisable warrants. Mr. Mackey has beneficial ownership of 405,601 shares of common stock, 461,278 shares of Series A Preferred stock through CoMac Partners, L.P., Co Mac International N.V., Co Mac Opportunities Fund, L.P. and CoMac Endowment Fund, L. P. Mr. Mackey may be deemed to share voting (as applicable) and investment power with respect to such shares. Mr. Mackey is an executive officer, director and shareholder of CoMac Advisors, Inc., which is the sole general partner of CoMac Associates, L.P., CoMac Opportunities Fund, L.P. and CoMac Endowment Fund,
     L. P. CoMac Associates, L.P. is the sole general partner of CoMac Partners, L.P. Mr. Mackey is a member of the supervisory board of directors of CoMac International N.V. and is an executive officer, director and shareholder of CMS Advisors Inc., the investment advisor to CoMac International N.V. Pursuant to Rule 13d-4 under the Securities Act, Mr. Mackey disclaims beneficial ownership of such shares. The address for this stockholder is 1 Greenwich Office Park, 3rd Floor, Greenwich, Connecticut 06831.

(11) Mr. May beneficially owns 125,332 common shares of Consumers, including 100,000 shares issuable upon the exercise of currently exercisable options.

(12) Includes 1,117,492 shares issuable upon conversion of 268,198 shares of Series A Preferred stock. Mr. Ruocco has beneficial ownership of 243,491 shares of common stock, 267,744 shares of Series A Preferred stock through Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Investments II, L.P. Mr. Ruocco may be deemed to share voting (as applicable) and investment power with respect to such shares. Pursuant to Rule 13d-4 under the Securities Act, Mr. Ruocco disclaims beneficial ownership of such shares. The address for this stockholder is c/o Carl Marks Management Co., 135 East 57th Street, New York, New York 10022.

(13) Includes, without duplication, the shares of common stock and Series A Preferred stock discussed in footnotes (1), (3), (10) and (12).

(14) All 1,500,000 shares of this stockholder's beneficially owned shares of common stock are issuable upon conversion of 360,000 shares of Series A Preferred stock. This stockholder's shares of Series A Preferred stock are held in trust by the PNC Bank, N.A., as trustee of such benefit plan and the current address for this stockholder is c/o PNC Advisors, Two PNC Plaza, 620 Liberty Avenue, Pittsburgh, PA 15222. However, an "investment manager", as that term is defined in Section 3(38) of ERISA, has been appointed to control the shares contributed to the plans and has exclusive control over this stockholder's shares of Series A Preferred stock and any shares of common stock into which such shares of Series A Preferred stock may be converted.

(15) Includes 19,223,791 shares issuable upon conversion of 4,229,234 shares of Series B Preferred stock (including 869,234 shares of Series B Preferred stock, accrued as of December 31, 1999 as a payment-in-kind dividends). On a fully diluted basis, Consumers U.S. owns approximately 59.5% of the common stock of the Company. All of the shares of common stock and Series B Preferred stock currently owned or subsequently acquired by Consumers U.S. are pledged to secure the Consumers U.S. guarantee of the Company's obligations under the 11-1/4 %First Mortgage Notes due 2005 and the related Indenture. Upon the closing of the First Mortgage Notes offering, the Company issued to Consumers U.S. 702,615 shares of common stock (or 2.5% of the common stock outstanding on such date on a fully diluted basis). The address for Consumers U.S. is 3140 William Flinn Highway, Allison Park, Pennsylvania 15101.

(16) The address for G&G is 3140 William Flinn Highway, Allison Park, Pennsylvania 15101.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         For most of 2001, the Company was part of a group of glass manufacturing companies with Consumers and GGC, L.L.C. ("GGC") each of which was controlled through G&G. The Company has historically engaged in a variety of transactions with Consumers and GGC, including the consolidation of certain functions such as sales. With the sale of Consumers' Canadian glass producing assets to a subsidiary of Owens-Illinois, Inc. ("O-I"), Anchor and Consumers separated these activities as of October 1, 2001. In February 2002, Mr. J. Ghaznavi, one of the Company's directors, purchased GGC from Consumers. GGC is a competitor of Anchor. With these events, transactions carried out under the Intercompany Agreement have been significantly reduced in the latter part of 2001 and are expected to be further reduced in 2002.

         In 2000, the Company has entered into a Restated Intercompany Agreement (the "Intercompany Agreement") with G&G, Consumers, Consumers U.S., Consumers International Inc., GGC, Hillsboro Glass Company ("Hillsboro"), I.M.T.E.C. Enterprises, Inc., a machinery manufacturer majority-owned by G&G, and certain related companies which establishes standards for certain intercompany transactions. There is a disagreement among the directors as to the propriety of the replacement of the original intercompany agreement with the Restated Intercompany Agreement.

         Historically, pursuant to the Intercompany Agreement, the Company may, from time to time, fill orders for customers of affiliated glass manufacturers and affiliated glass manufacturers may, from time to time fill orders for customers of the Company. Through 2000, in such case, where the customer was not a common customer, the manufacturing company paid a market commission, up to 5% of the invoiced amount, to the company that referred the customer. In the event of a transfer of a customer to the Company by an affiliated glass manufacturer or to an affiliated glass manufacturer by the Company, the transfer is treated as though the transferee had filled the orders for the transferred customer. The commission program was replaced with a cost sharing arrangement in 2001 that was subsequently discontinued as a result of the sale of Consumers' Canadian glass producing assets and the service agreement entered into with GGC.

         Transactions carried out in accordance with the Intercompany Agreement do not require approval of the board of directors or fairness opinions. Any amendment to the Intercompany Agreement is subject to the indenture requirement that it be in writing, on terms no less favorable to Anchor than could have been obtained in a comparable arm's-length transaction between Anchor and third parties and is subject to the approval of the Board of Directors. Anchor's credit facility and the indentures governing its 11-1/4% First Mortgage Notes due 2005 and its 9 7/8% Senior Notes due 2008 require that transactions between Anchor and an affiliate be in writing on no less favorable terms to Anchor than would be obtainable in a comparable arm's-length transaction between Anchor and a person that is not an affiliate. In addition, transactions exceeding certain threshold values require the approval of Anchor's board of directors, including the approval of a majority of Anchor's independent directors, or an independent fairness opinion.

G&G Investments, Inc.

         The Company was party to a management agreement with G&G, in which G&G was to provide specified managerial services for the Company. The Company notified G&G that the agreement was terminated as of the beginning of January 2001. The Company informed G&G that G&G may owe a substantial refund of amounts paid in the past. In the fourth quarter of 2001, the Company reversed fees previously accrued of $1.9 million to selling and administrative expenses in the statement of operations. G&G has notified Anchor that it believes that the management agreement continue in full force and effect for another year.

         For these services, G&G was entitled to receive an annual management fee of up to $3.0 million and reimbursement of its out-of-pocket costs. The terms of the Indentures, the Original Credit Facility and the Revolving Credit Facility limit the management fee annual payment to $1.5 million unless certain financial maintenance tests are met. The Company has recorded a management fee expense of $1.5 million each year, for this agreement for the two years ended December 31, 2000 and 1999. Depending on the facts and circumstances at the time, amounts not paid, may have been payable, when not prohibited under the

Indentures or other senior indebtedness. Out-of-pocket costs for the two years ended December 31, 2000 were approximately $250,000 and $296,000 respectively. No costs have been accrued in 2001.

         In September 1998, G&G entered into an agreement to purchase a controlling interest in a European glass manufacturer and advanced approximately $17.3 million toward that end. This amount was funded by G&G through a loan from the Company of approximately $17.3 million in September 1998 (the "G&G Loan"). The funds for the G&G Loan were obtained through a borrowing under Anchor's credit facility. The G&G Loan was evidenced by a promissory note that originally matured in January 1999. There is a disagreement among the directors as to the propriety of the extension of the original maturity date of the promissory note beyond January 1999. The transaction did not close and, in March 2000, G&G commenced an arbitration proceeding against the principal owners of the European glass manufacturer in accordance with the terms of the agreement to secure a return of the advance. Arbitration hearings were held in 2001. A decision was rendered in the fourth quarter of 2001 in favor of the principal owners of the European glass manufacturer. As a result of the decision and questions regarding the collectibility of the G&G Loan, Anchor has recorded a provision of $17.4 million (the advance of $17.3 million and other costs of $0.1 million), as a related party provision on the statement of operations. The transaction is the subject of the shareholder derivative litigation. See Form 10-K - Item 3. - Legal Proceedings. The plaintiffs are seeking recovery to Anchor of the amounts advanced. Anchor is also pursuing collection of these amounts and has filed an action in the Federal District Court for the Indiana Fort Wayne Division, against certain principal owners of the European glass manufacturer.

         In connection with the pledge by Anchor of the note issued pursuant to the G&G Loan to Bank of America, National Association, as agent under the Loan and Security Agreement of Anchor, the original promissory note issued pursuant to the G&G Loan was replaced by a new promissory note (the "Replacement Note"). G&G has provided security against the Replacement Note to Bank of America, National Association, as agent under the Loan and Security Agreement. The maturity date of the Replacement Note is October 31, 2003. Interest on the Replacement Note was payable at the interest rate payable by the Company on advances under the Loan and Security Agreement plus 0.5% and was paid through September 2000. In the fourth quarter of 2001, Anchor reversed the accrual for the unpaid interest receivable of $1.8 million, for the period October 1, 2000 through December 31, 2001, through a charge to interest expense. Various rights, including the right to enforce the obligations under the Replacement Note were assigned by Anchor to Bank of America, National Association. Pursuant to an arbitration ruling in a proceeding commenced by G&G, there are no proceeds expected to be received by G&G, but if any property were received by G&G in respect of the arbitration proceeding, it has been pledged by G&G to Bank of America, National Association, and will be used to repay outstanding borrowings under the Loan and Security Agreement. There is a disagreement among the directors as to the propriety of the assignment of those rights, the pledge of those proceeds and the replacement of the original promissory note with the Replacement Note.

         During the years 1997, 1998, 1999 and 2000, Anchor participated in bulk purchases of supplies for Anchor and certain of its affiliates, including Consumers, with vendors that were unrelated to Anchor and Consumers. The bulk purchases were negotiated by a sister company to G&G. The sister company received rebates from these unrelated vendors. The rebates attributable to purchases by Anchor totaled no less than $711,413 over the four-year period. When this practice became known, Anchor took steps to ensure that the practice was discontinued.

         During the year 1997, Anchor participated in bulk purchases of soda ash for Anchor and certain of its affiliates, including Consumers, with vendors that were unrelated to Anchor and Consumers. The bulk purchases were negotiated by a subsidiary of G&G. The subsidiary received rebates from the unrelated vendors. The rebates attributable to purchases by Anchor totaled no less than $546,927. This practice was discontinued at the end of 1997.

         A special committee of the Board was appointed to review these transactions and held several meetings since its appointment. The special committee issued a demand letter to G&G and certain affiliates of G&G, requesting reimbursement to Anchor of the amounts paid as rebates.

         Anchor received an allocation of aircraft charges from an affiliate of G&G. The amount allocated in 2001 was $189,000, and has been discontinued.

         In September 1997, Hillsboro, a glass container manufacturing plant owned by G&G, discontinued manufacturing. All of Hillsboro's rights and obligations to fill orders under a supply contract between Consumers and one of its major customers have been purchased by Consumers and Anchor. This transaction is the subject of the shareholder derivative action.

         In February 2002, Mr. J. Ghaznavi, one of our directors, purchased GGC from Consumers. In connection with a proposed settlement of litigation commenced by the National Bank of Canada against Anchor and certain other affiliates, Anchor and GGC have entered into a services agreement, whereby Anchor will assist GGC in certain functions, including information systems, through 2004. GGC will pay a fee to Anchor of $1.0 million, plus a percentage of GGC's cash flows, as determined in accordance with the services agreement, for each year of the agreement, payable in three annual installments commencing on April 30, 2005. GGC is a competitor of Anchor.

Consumers and affiliates

         At December 31, 2001, before the provision noted below, G&G, Consumers and their affiliates owe Anchor approximately $17.4 million (including an offset of approximately $8.6 million related to the allocation of the write-off of certain software costs that is the subject of litigation), in addition to the advance to affiliate receivable of approximately $17.3 million (see below), while Anchor owes G&G, Consumers and their affiliates approximately $4.9 million. Additionally, Anchor holds an investment in 1,842,000 common shares of Consumers. In 1999, management approved the purchase of 1,842,000 shares of Consumers common stock for $3.0 million. These shares were held pending government approval for contribution into the Company's defined benefit pension plan.

         As a result of Consumers' announcement of its intention to sell its Canadian glass producing assets to O-I, and Consumers' filing under the Canadian Companies' Creditors Arrangement Act ("CCAA"), Anchor recorded a charge to earnings during 2001 of $18.2 million ($25.0 million receivables and $1.8 million investment in common shares of Consumers, net of $8.6 million payables). This amount is recorded as a related party provision on Anchor's statement of operations for the year ended December 31, 2001. Although the Company has recorded this reserve, it is actively pursuing collection of its receivables and, accordingly, has filed a proof of claim against Consumers in its filing under the CCAA.

         Anchor has continued and will continue to bill and collect for services, sales of assets and costs incurred on behalf of Consumers and its affiliates and has appropriately reserved for potentially uncollectible amounts. Subsequent to Consumers' CCAA filing, the Company has invoiced Consumers approximately $4.1 million, against which the Company has reserved approximately $3.1 million. The unreserved receivable of approximately $1.0 million was recorded through a credit to selling and administrative expenses.

Other

         Anchor, and certain of its affiliates, from time to time have engaged the law firm of Eckert Seamans Cherin and Mellot, LLC, to represent them on a variety of matters. C. Kent May, an executive officer and director of Anchor and Jonathan K. Hergert, a director of Anchor, are members of such law firm.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee assists the Board of Directors in its oversight of the Company's financial statements. Management is responsible for the financial statements and the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States.

         In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

         In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Report on Form 10-K for the period ended December 31, 2001, for filing with the Securities and Exchange Commission.

         Mr. Farrar and Mr. Mackey are "independent" in accordance with the Marketplace Rules of the NASD Manual. Until May 2001, Mr. Friesen was an employee of G&G Investments, Inc. and through that time was not "independent" within the meaning of Rule 4200. However, the Board of Directors has determined that Mr. Friesen's membership on the Audit Committee is required by the best interests of Anchor and its stockholders, based on his background and experience The Board of Directors has adopted a Charter for the Audit Committee. A copy of the Charter is attached to this Proxy Statement as Appendix A.

                                          Submitted by the Audit
                                            Committee of the Board:


                                          Paul H. Farrar
                                          Steven J. Friesen
                                          Christopher M. Mackey


INDEPENDENT AUDITORS

         Representatives of Arthur Andersen LLP attend most meetings of the Audit Committee of the Board. The Audit Committee reviews audit and non-audit services performed by Arthur Andersen LLP as well as the fees charged for such services. The Audit Committee of the Board of Directors believes that the non-audit services provided by Arthur Andersen LLP are compatible with maintaining auditors' independence. None of the time devoted by Arthur Andersen LLP on its engagement to audit Anchor's financial statements for the year ended December 31, 2001 is attributable to work performed by persons other than employees of Arthur Andersen LLP.

         Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions from stockholders at the annual meeting.

         Independent auditors for fiscal 2002 have not yet been selected pending the outcome of the financial restructuring discussed in the Form 10-K -- Recent Developments.

AUDIT FEES PAID TO ARTHUR ANDERSEN LLP

         The following table shows the fees paid or accrued by the company for the audit and other services provided by Arthur Andersen LLP for fiscal 2001:

FEES                                           AMOUNT
----                                           ------
Audit Fees (1)                                $450,000
Financial Information Systems Design and
       Implementation Fees (2)                      --
All Other Fees:
       Audit-related fees (3)                   18,000
       Other fees                               35,000
                                              --------
         Total all other fees                   53,000
                                              --------
        Total                                 $503,000
                                              ========

         (1) Audit services of Arthur Andersen LLP for 2001 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements.

         (2) Arthur Andersen LLP performed no services and therefore billed no fees relating to operating or supervising the operation of Anchor's information systems or local area network or for designing or implementing Anchor's financial information management systems during 2001.

         (3) Audit-related fees provided by Arthur Andersen LLP include benefit plan audits.


ADDITIONAL MEETING INFORMATION

         Meeting Proposals. We do not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, your proxy card gives the proxy holders named therein the authority to vote on those matters in their discretion.

         Solicitation Expenses. The expense of solicitation of proxies will be borne by the Company. Anchor has retained Morrow & Co. to solicit proxies for a fee of $7,500 plus a reasonable amount to cover expenses. Certain of Anchor's directors, officers and employees, without additional compensation, may also solicit proxies by telephone, facsimile and personal contact. The Company is required to request that brokers and nominees who hold stock in their name furnish the Company's proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in doing so.

         Section 16(a) Beneficial Ownership Reporting Compliance. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that during the fiscal year, no director, officer, or beneficial owner of more than ten percent of any class of registered equity securities of the Company failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act, during the most recent fiscal year.

         2003 Stockholder Proposals or Nominations. Any proposals of a stockholder or nominations of persons for election as directors of Anchor, to be presented at the 2003 annual meeting, may be made by any common stockholder of record entitled to vote at such annual meeting, provided that the stockholder:

         - is the record or beneficial owner of at least 1% or $1,000 in market value of common stock;

         - has held such shares of common stock for a period of at least 1 year, and

         - continues to own such common stock through the date of the annual meeting.

         The Securities and Exchange Commission amended Rule 14a-4 under the Exchange Act to provide that a proxy may confer discretionary authority to vote on a proposal for an annual meeting of stockholder if a proponent fails to notify Anchor at least 45 days before the date on which the registrant first mailed its proxy materials for the prior's year's annual meeting. Therefore, for purposes of Anchor's 2003 annual meeting of stockholders, management may use its discretionary voting authority to vote on any proposal with respect to which Anchor receives notice after February 7, 2003, even if the proposal is not discussed in the proxy statement for the 2003 annual meeting of stockholders.

         In addition, Anchor's bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice generally must be delivered to the Secretary of the Company, at its principal executive offices, not later than 120 days before the one-year anniversary of the date Anchor's proxy statement for the preceding annual meeting. Accordingly, under the current bylaws, a stockholder nomination or proposal intended to be considered at the 2003 annual meeting must be received by the Secretary by November 20, 2002. Anchor's bylaws further require that the notice by the stockholder set forth certain information concerning the stockholder and the stockholder's nominee. A copy of this bylaw requirement will be provided upon request in writing to the Secretary at the principal executive offices of Anchor. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.


                                           By order of the Board of Directors,


                                           /s/ C. Kent May

March 15, 2002
                                           C. Kent May
                                           Secretary

                                                                      Appendix A

                             AUDIT COMMITTEE CHARTER

ADOPTION OF CHARTER

         The Board of Directors (the "Board") of Anchor Glass Container Corporation (the "Company") has adopted this Charter (the "Charter") of the Audit Committee (the "Committee") of the Board.

FUNCTION OF THE COMMITTEE

         The Committee will assist the Board in fulfilling the Board's oversight responsibilities relating to accounting for the Company's financial position and results of operations, as well as such other matters as may from time to time be specifically delegated to the Committee by the Board.

         While the Committee has the powers and responsibilities set forth in this Charter and the Company's Certificate of Incorporation, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the outside auditors. Likewise, it is not the responsibility of the Committee to conduct investigations, to resolve disputes, if any, between management and the outside auditors or to assure compliance with laws or the Company's corporate compliance program or code of ethics

COMPOSITION OF THE COMMITTEE

         REQUIREMENTS. The Committee will consist of at least three Board members. No member of the Committee may be an officer or employee of the Company or any of its subsidiaries or an immediate family member of such officer or employee, and each member of the Committee must be, in the opinion of the Board, free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Committee member. In determining independence, the Board will observe the requirements of Rules 4200(a)(15) and 4310(c)(26) of the NASD Manual. In so doing, the Board may permit one director who does not meet those requirements, provided that he or she is not an officer or employee of the Company or any of its subsidiaries or an immediate family member of such officer or employee, to serve on the Committee if the Board determines under exceptional and limited circumstances that his or her membership on the Committee is required by the best interests of the Company and its stockholders; provided that it shall be disclosed in the Company's next annual proxy or information statement relating to the annual meeting of security holders at which directors are to be elected (for 2001 and subsequent years) the nature of the relationship that makes that individual not independent and the reason for the Board's determination to appoint him or her to the Committee

         Each member of the Committee must be able to read and understand fundamental financial statement, including the Company's balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable period of time after appointment to the Committee.

         At least one member of the Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in that individual's financial sophistication. Such experience may include being or having been a chief executive officer, chief financial officer other senior officer with financial oversight responsibilities.

         APPOINTMENT. The Board will appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company's outside auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefore and supervising the conduct thereof.

OUTSIDE AUDITOR

         The outside auditors for the Company are ultimately accountable to the Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors. Alternatively, the Committee and the Board may nominate the outside auditors to be proposed for stockholder approval in any proxy statement

RESPONSIBILITIES OF THE COMMITTEE

         The Committee will:

         (1) Recommend Outside Auditors: Recommend to the Board annually, and at other appropriate times, the firm to be retained as the Company's outside auditors.

         (2) Review Independence of Outside Auditors: In connection with recommending the firm to be retained as the Company's outside auditors, review the information provided by management and the outside auditors relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the outside auditors. The Committee is responsible for (1) ensuring that the outside auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the outside auditors and the Company consistent with Independence Standards Board Standard No. 1,
                  (2) actively engaging in dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and (3) taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditors.

         (3) Review Audit Plan: Review with the outside auditors their plans for, and the scope of, their annual audit and other examinations.

         (4) Conduct of Audit: Discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No.61 relating to the conduct of the audit.

         (5) Review Audit Results: Review with the outside auditors the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, the reports of their reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of such other examinations outside of the course of the outside auditors' normal audit procedures that the outside auditors may from time to time undertake.

         (6) Review Financial Statements: Review with appropriate officers of the Company and the outside auditors the annual and quarterly financial statements of the Company prior to public release thereof.

         (7) Review Internal Audit Plans (to the extent an internal audit department exists): Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities.

         (8) Review Internal Audit Reports (to the extent an internal audit department exists): Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the annual report of the audit activities, examinations and results thereof of the internal auditing department.

         (9) Review Systems of Internal Accounting Controls: Review with the outside auditors, the senior internal auditing executive, the General Counsel and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices.

         (10) Review Recommendations of Outside Auditors: Review with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the outside auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

         (11) Securities Exchange Act: Obtain assurance from the outside auditors that Section 10A of the Securities Exchange Act has not been implicated.

         (12) Review Other Matters: Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

         (13) Board Reports: Report its activities to the Board in such manner and at such times as it deems appropriate.

MEETINGS OF THE COMMITTEE

         The Committee shall meet at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or outside auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately.

CONSULTANTS

         The Committee may retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company's expense, special legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein.

ANNUAL REPORT

         Beginning in the year 2001, the Committee will prepare, with the assistance of management, the outside auditors and outside legal counsel, a report for inclusion in the Company's proxy or information statement relating to the annual meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.

ANNUAL REVIEW OF CHARTER

         The Committee will review and reassess, with the assistance of management, the outside auditors and outside legal counsel, the adequacy of the Charter at least annually and report to the Board the results of such review and reassessment.

                         [ANCHOR GLASS CONTAINER LOGO]

--------------------------------------------------------------------------------

                                      PROXY


                       ANCHOR GLASS CONTAINER CORPORATION

           This proxy is Solicited on Behalf of the Board of Directors for the 2002 Annual Meeting of Stockholders on April 19, 2002

The undersigned hereby appoints Richard M. Deneau and Roger L. Erb (collectively, the "Proxies") and each of them, with full power of substitution, as proxies to vote the common stock shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Anchor Glass Container Corporation to be held at our corporate offices, Friday April 19, 2002 at 10:00 a.m., local time, and any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS. IF NOT OTHERWISE SPECIFIED, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE DIRECTORS.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

          PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY
                       USING THE ENCLOSED REPLY ENVELOPE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

================================================================================
ANCHOR GLASS CONTAINER CORPORATION

     THE DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES
     1.  ELECTION OF DIRECTORS         FOR        WITHHOLD       FOR ALL         To withhold authority to vote, mark
                                       ALL          ALL          EXCEPT          "For All Except" and write the
                                                                                 nominees number on the line below
                                       [ ]          [ ]            [ ]

                                                                                 -----------------------------------

     Nominees for Class One:   01) Christopher M. Mackey
                               02) C. Kent May
                               03) Robert C. Ruocco
     Nominees for Class Two:   04) Patrick T. Connelly          05) Roger L. Erb
                               06) David T. Gutowski            07) Ahmad Ghaznavi
                               08) M. William Lightner, Jr.
     Nominees for Class Three: 09) Richard M. Deneau            10) Paul F. Farrar
                               11) Steven J. Friesen            12) John J. Ghaznavi
                               13) Jonathan K. Hergert

     Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

     Signatures                                        Dated:
                --------------------------------------        ------------------

--------------------------------------------------------------------------------